Exhibit 99.1

Audit • Tax • Consulting • Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of:

Deyu Agriculture Corp.

We have audited the accompanying consolidated balance sheet of Shanxi Taizihu Food Co., Ltd. (the “Company”) as of December 31, 2011, and the related consolidated statement of income and comprehensive income, equity, and cash flows for the year then ended.  These consolidated financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Shanxi Taizihu Food Co., Ltd. as of December 31, 2011 and the consolidated results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ KCCW Accountancy Corp.

Diamond Bar, California

April 18, 2012

KCCW Accountancy Corp.

22632 Golden Springs Dr. #230, Diamond Bar, CA 91765, USA

Tel: +1 909 348 7228 • Fax: +1 626 529 1580 • info@kccwcpa.com

SHANXI TAIZIHU FOOD CO., LTD. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

Assets	As of December 31, 2011

Current Assets
Cash and cash equivalents	$20,272
Restricted cash	241,013
Accounts receivable, net	129,856
Inventory	1,503,467
Advance to supplier	795,011
Other current assets	471,334
Total Current Assets	3,160,953

Property, plant, and equipment, net	5,355,352
Construction-in-progress	1,617,983
Long-term Investment	57,834
Intangible assets, net	2,666,405
Other assets	59,581

Total Assets	$12,918,108

Liabilities and Equity

Current Liabilities
Short-term loan	$6,514,244
Accounts payable	345,528
Advance from customers	531,693
Accrued expenses	220,748
Tax Payable	93,771
Due to related parties	21,007
Other current liabilities	120,812
Total Current Liabilities	7,847,803

Equity
Paid-in capital	1,208,233
Additional paid-in capital	-
Other comprehensive income	695,999
Retained earnings	2,578,074
Total Stakeholders' Equity	4,482,306
Noncontrolling Interest	587,999
Total Equity	5,070,305

Total Liabilities and Equity	12,918,108

The accompanying notes are an integral part of these consolidated financial statements.

SHANXI TAIZIHU FOOD CO., LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

For The Year Ended
December 31,
2011

Net revenue	$13,112,435
Cost of goods sold	(9,064,864)
Gross Profit	4,047,571

Selling expenses	(751,824)
General and administrative expenses	(845,161)
Total Operating Expense	(1,596,985)
Operating income	2,450,586

Interest income	2,026
Interest expense	(620,204)
Non-operating income	612,464
Total Other Expense	(5,714)

Income before income taxes	2,444,872
Income taxes	(502,232)
Net income	1,942,640
Net income attributable to noncontrolling interest	(170,054)
Net income attributable to Shanxi Taizihu Food Co., Ltd.	1,772,586
Foreign currency translation gain	294,763
Comprehensive income	2,067,349
Less: Other comprehensive income attributable to noncontrolling interest	(34,010)
Comprehensive income attributable to Shanxi Taizihu Food Co., Ltd.	$2,033,339

The accompanying notes are an integral part of these consolidated financial statements.

SHANXI TAIZIHU FOOD CO., LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF EQUITY

		Additional	Other
		Paid-in	Comprehensive	Retained	Noncontrolling
	Paid-in Capital	Capital	Income	Earnings	Interest	Total
Balance at December 31, 2010	$1,208,233	$-	$435,246	$3,900,026	$662,443	$6,205,948

Net earnings for the year ended December 31, 2011	-	-	-	1,772,586	170,054	1,942,640

Dividend declared and distributions	-	-	-	(3,094,538)	(278,508)	(3,373,046)

Net changes in foreign currency translation adjustment	-	-	260,753	-	34,010	294,763

Balance at December 31, 2011	$1,208,233	$-	$695,999	$2,578,074	$587,999	$5,070,305

The accompanying notes are an integral part of these consolidated financial statements.

SHANXI TAIZIHU FOOD CO., LTD. AND SUBSIDIARY

CONSOLIDATED STATEMENT OF CASH FLOWS

For The Year Ended
December 31,
2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,772,586
Adjustments to reconcile net income (loss) to
Net cash provided by operating activities:
Depreciation and amortization	701,890
Impairment of long-lived assets	232,090
Noncontrolling interest	170,054
Loss on inventory value due to LCM	57,514
Bad debt expense	50,514
Deferred income taxes	(51,209)
Changes in assets and liabilities:
Decrease in accounts receivable	697,903
Decrease in other receivable	2,140,346
Increase in prepaid expense and other current assets	(526,203)
Decrease in inventory	82,843
Increase in accounts payable	4,048
Increase in accrued expenses and other liabilities	367,852
Total adjustment	3,927,642

Net Cash Provided by Operating Activities	5,700,228

CASH FLOWS FROM INVESTING ACTIVITIES
Construction of factory park	(643,607)

Net Cash Used in Investing Activities	(643,607)

CASH FLOWS FROM FINANCING ACTIVITIES
Distribution of dividends	(3,373,046)
Net repayments of short-term loans from unrelated parties	(3,976,482)
Net repayments of short-term loans from related parties	(73,007)
Cash restricted for loans from bank	(1,053)

Net Cash Used in Financing Activities	(7,423,588)

EFFECT OF EXCHANGE RATE CHANGE ON CASH AND CASH EQUIVALENTS	48,748

NET DECREASE IN CASH AND CASH EQUIVALENTS	(2,318,218)
CASH & CASH EQUIVALENTS, BEGINNING BALANCE	2,338,490
CASH & CASH EQUIVALENTS, ENDING BALANCE	$20,272

SUPPLEMENTAL DISCLOSURES:
Income tax paid	$410,915
Interest paid	$578,501

NONCASH INVESTING AND FINANCING ACTIVITIES:
Intangible assets transferred to construction-in-progress	$932,043
Non-current other receivable transferred to current other receivable	$123,782

The accompanying notes are an integral part of these consolidated financial statements.

SHANXI TAIZIHU FOOD CO., LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.	NATURE OF BUSINESS AND BASIS OF FINANCIAL STATEMENT PREPARATION

Shanxi Taizihu Food Co., Ltd. (“The Company” or “Taizihu”) was incorporated in Taizitan Industrial Development District, Quwo County, Shanxi Province, the People’s Republic of China (“PRC”) on July 27, 2003 with registration capital of RMB10 million ($1.21 million). Shanxi HuiChun Bean Products Co., Ltd. (“Huichun”, and together with Taizihu, the “ Taizihu Group”), on which Taizihu owned 85% of its equity interest, was incorporated in Taizitan Industrial Development District, Quwo County, Shanxi Province, the PRC on September 2, 2007 with registration capital of RMB20 million ($2.64 million). The Taizihu Group is mainly engaged in producing and selling fruit vinegars and fruit beverages, soybean products and other grain products.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements include the financial statements of Taizihu, its subsidiary Huichun.  All significant intercompany account balances and transactions have been eliminated in consolidation.

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.  The Company’s function currency is the Chinese Yuan, or Renminbi (“RMB”); however, the accompanying consolidated financial statements have been translated and presented in United States Dollars (“USD”).

Use of estimates

The preparation of the consolidated financial statements in conformity with generally accepted  accounting  principles requires management to make estimates and  assumptions  that  affect  the  reported  amounts  of  assets and liabilities and disclosure of contingent assets and liabilities at the date  of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Management makes its estimates based on historical experience and various other assumptions and information that are available and believed to be reasonable at the time the estimates are made.  Therefore, actual results could differ from those estimates under different assumptions and conditions.

Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, cash in bank and all highly liquid investments with original maturities of three months or less.

As of December 31, 2011, $241,013 of cash was restricted as pledges for bank loans of $794,420 (RMB 5,000,000), $1,429,956 (RMB 9,000,000) and $2,383,260 (RMB 15, 000,000) obtained from Agriculture Development Bank of China in May, November and December in 2011, respectively.

Accounts receivable

Accounts receivable are recorded at net realizable value consisting of the carrying amount less allowance for doubtful accounts, as needed.  We assess the collectability of accounts receivable based primarily upon the creditworthiness of the customer as determined by credit checks and analysis, as well as the customer’s payment history.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends, and changes in customer payment patterns to evaluate the adequacy of these reserves. For the year ended December 31, 2011, $9,974 of bad debt expense related to accounts received was recorded.

Inventories

The Company's inventories are stated at lower of cost or market.  Cost is determined on moving-average basis.  Costs of inventories include purchase and related costs incurred in delivering the products to their present location and condition.  Market value is determined by reference to selling prices after the balance sheet date or to management’s estimates based on prevailing market conditions.  Management periodically evaluates the composition of its inventories at least quarterly to identify slow-moving and obsolete inventories to determine if valuation allowance is required.  As of December 31, 2011, management had identified no slow moving or obsolete inventory. For the year ended December 31, 2011, loss on reduction of inventory to the lower of cost or market was $57,514.

Property, plant, and equipment

Property, plant, and equipment are stated at cost less accumulated depreciation.  Expenditures for maintenance and repairs are charged to earnings as incurred; additions, renewals and betterments are capitalized.  When property, plant, and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.

 Depreciation is computed using the straight-line method over the estimated useful lives of the assets as follows:

Useful Life
(in years)
Buildings	30
Machinery and equipment	10

Construction-in-progress

Construction-in-progress consists of amounts expended for factory park construction.  Construction-in-progress is not depreciated until such time as the assets are completed and put into service.  Once factory park construction is completed, the cost accumulated in construction-in-progress is transferred to property, plant, and equipment.

Long-lived assets

The Company applies the provisions of FASB ASC Topic 360 (ASC 360), "Property, Plant, and Equipment" which addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 360, at least on an annual basis.  ASC 360 requires the impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets.  Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

Intangible assets

For intangible assets subject to amortization, an impairment loss is recognized if the carrying amount of the intangible asset is not recoverable and exceeds fair value.  The carrying amount of the intangible asset is considered not recoverable if it exceeds the sum of the undiscounted cash flows expected to result from the use of the asset.

Revenue recognition

The Company’s revenue recognition policies are in compliance with the SEC Staff Accounting Bulletin No. 104 (“SAB 104”).  The Company recognizes product revenue when the following fundamental criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) our price to the customer is fixed or determinable and (iv) collection of the resulting accounts receivable is reasonably assured.  The Company recognizes revenue for product sales upon transfer of title to the customer.  Customer purchase orders and/or contracts are generally used to determine the existence of an arrangement.  Shipping documents and the completion of any customer acceptance requirements, when applicable, are used to verify product delivery or that services have been rendered.  The Company assesses whether a price is fixed or determinable based upon the payment terms associated with the transaction and whether the sales price is subject to refund or adjustment.

The Company’s revenue is recognized net of value-added tax (VAT), reductions to revenue for estimated product returns, and sales discounts based on volume achieved in the same period that the related revenue is recorded.  The estimates are based on historical sales returns, analysis of credit memo data, and other factors known at the time.  For the year ended December 31, 2011, sales discounts were $0.

We offer a right of exchange on our bean-based products, fruit vinegars and fruit juices within 3 months since goods delivered to our customers.  The consumer who purchases the product may exchange it for the same kind and quantity of product originally purchased.  In accordance with FASB ASC 605-15-25-1 and 605-15-15-2, these are not considered returns for revenue recognition purposes.  For the year ended December 31, 2011, the returns of our product were not material.

Advertising costs

The Company expenses the cost of advertising as incurred or, as appropriate, the first time the advertising takes place.  Advertising costs for the year ended December 31, 2011 were $65,241.

Research and development

The Company expenses its research and development costs as incurred.  Research and development cost for the year ended December 31, 2011 was $42,981.

Income taxes

The Company accounts for income taxes in accordance with FASB ASC Topic 740, “Income Taxes.”  ASC 740 requires a company to use the asset and liability method of accounting for income taxes, whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all of, the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur.  The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination.  For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.  The adoption had no effect on the Company’s consolidated financial statements.

Foreign currency translation and comprehensive income

U.S. GAAP requires that recognized revenue, expenses, gains and losses be included in net income.  Certain statements, however, require entities to report specific changes in assets and liabilities, such as gain or loss on foreign currency translation, as a separate component of the equity section of the balance sheet.  Such items, along with net income, are components of comprehensive income.  The functional currency of the Company is Renminbi (“RMB”).  The unit of RMB is in Yuan.  Translation gains are classified as an item of other comprehensive income in the stockholders’ equity section of the consolidated balance sheet.

Statement of cash flows

In accordance with FASB ASC Topic 230, “Statement of Cash Flows,” cash flow from the Company’s operations is calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the consolidated statement of cash flow will not necessarily agree with changes in the corresponding balances on the consolidated balance sheet.

Recent pronouncements

In May 2011, FASB issued an amendment (ASU No. 2011-05) to Comprehensive Income (ASC Topic 220). The amendment require that all nonowner changes in stockholders’ equity be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In the two-statement approach, the first statement should present total net income and its components followed consecutively by a second statement that should present total other comprehensive income, the components of other comprehensive income, and the total of comprehensive income. The Company had adopted this guidance to our consolidated financial statements as of and for the year ended December 31, 2011.

In September 2011, FASB issued an amendment (ASU No. 2011-08) to Intangibles–Goodwill and Other (ASC Topic 350). The amendments in the Update permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. If, after assessing the totality of events or circumstances, an entity determines it is not more likely than not that the fair value of a reporting unit is less than its carrying amount, then performing the two-step impairment test is unnecessary. However, if an entity concludes otherwise, then it is required to perform the first step of the two-step impairment test by calculating the fair value of the reporting unit and comparing the fair value with the carrying amount of the reporting unit, as described in paragraph 350-20-35-4. If the carrying amount of a reporting unit exceeds its fair value, then the entity is required to perform the second step of the goodwill impairment test to measure the amount of the impairment loss, if any, as described in paragraph 350-20-35-9. The Company had adopted this guidance to our consolidated financial statements as of and for the year ended December 31, 2011.

In December 2011, FASB issued an Update (ASU No. 2011-10) to Property, Plant, and Equipment (ASC Topic 360). Under the amendments in this Update, when a parent (reporting entity) ceases to have a controlling financial interest (as described in Subtopic 810-10) in a subsidiary that is in substance real estate as a result of default on the subsidiary’s nonrecourse debt, the reporting entity should apply the guidance in Subtopic 360-20 to determine whether it should derecognize the in substance real estate. Generally, a reporting entity would not satisfy the requirements to derecognize the in substance real estate before the legal transfer of the real estate to the lender and the extinguishment of the related nonrecourse indebtedness. That is, even if the reporting entity ceases to have a controlling financial interest under Subtopic 810-10, the reporting entity would continue to include the real estate, debt, and the results of the subsidiary’s operations in its consolidated financial statements until legal title to the real estate is transferred to legally satisfy the debt. The adoption of this guidance had no impact on our consolidated financial position or result of operations.

In December 2011, FASB issued an Update (ASU No. 2011-11) to Balance Sheet (ASC Topic 210) regarding disclosures about offsetting assets and liabilities. Pursuant to this Update, entities are required to disclose both gross information and net information about both instruments and transactions eligible for offset in the statement of financial position and instruments and transactions subject to an agreement similar to a master netting arrangement. This scope would include derivatives, sale and repurchase agreements and reverse sale and repurchase agreements, and securities borrowing and securities lending arrangements. The adoption of this guidance had no impact on our consolidated financial position or results of operations.

NOTE 3.	ACCOUNTS RECEIVABLE

December 31,
2011
Accounts receivable	$146,266
Less: Allowance for doubtful accounts	(16,409)
Accounts receivable, net	$129,856

NOTE 4.	INVENTORY

Inventory consisted of the following:

December 31,
2011
Raw materials	$612,545
Finished goods	83,578
Supplies	807,344
$1,503,467

NOTE 5.	PROPERTY, PLANT, AND EQUIPMENT

Property, plant, and equipment consisted of the following:

December 31,
2011
Buildings	$3,498,290
Machinery and equipment	4,394,038
Total cost	7,892,328
Less: Accumulated depreciation	(2,536,976)
Property, plant, and equipment, net	$5,355,352

All buildings of the Taizihu Group are located in Taizitan Industrial Development District, Quwo County, Shanxi Pronice, China, which are used for production, warehousing and office. For the year ended December 31, 2011, we observed a significant decrease in the value of property, plant, and equipment during our annual impairment testing of long-lived assets. While future estimated operating results and cash flows are considered, we eventually employed the quoted replacement cost of the buildings as comparable market data. As a result of this analysis, we concluded that the carrying amount of the property, plants and equipment exceeded their appraised fair value, and recorded an impairment of $232,090 as operating expense for the year ended December 31, 2011.

Depreciation expense for the year ended December 31, 2011 was $643,261.

NOTE 6.	CONSTRUCTION-IN-PROGRESS

Construction-in-progress amounted to $1,617,983 as of December 31, 2011, mainly represents payment on the construction of a new factory park and the cost of the portion of the land use right the new factory park occupied.

NOTE 7.	LONG-TERM INVESTMENT

Long-term investment of $57,834 as of December 31, 2011 represented equity investment in Shanxi Rural Credit Union that was accounted for using the cost method. It was not evaluated for impairment because (a) it was not practicable to estimate its fair value due to insufficient information being available and (b) management did not identify any events or changes in circumstances that might have a significant adverse effect on the fair value of the investment.

NOTE 8.	INTANGIBLE ASSETS

Intangible assets consisted of the following:

December 31,
2011
Land use rights	$2,880,271
Less: Accumulated amortization	(213,866)
Total	$2,666,405

According to government regulations of the PRC, the PRC Government owns all land. The Company leases and obtains a certificate of right to use the industrial land of 100,000 square meters with the PRC Government in Quwo County, Shanxi Province where Taizihu Group’s buildings and production facility are located at. The term of the right is 50 years from October 28. 2008 to October 27, 2058. The amortization of the land use right was commenced in October 2008 using the straight-line method over 50 years.

Of the 100,000 square meters of land, approximately 26,000 square meters amounted to $957,085 were used for the construction of the new factory park and were reclassified from intangible assets to construction-in-progress when the construction commenced in January 2011 and as reported on the consolidated balance sheet as of December 31, 2011. The land use right used for the construction of the new factory park has been suspended for amortization since January 2011 when the construction commenced.

Amortization expense for the year ended December 31, 2011 was $58,629.

NOTE 9.	SHORT-TERM LOAN

Short-term loan consisted of the following:

December 31,
2011
Bank loan payable to Agriculture Development Bank of China, bearing interest at six-month to one-year prime interest rate
released by The People's Bank of China.
The actual interest rate during 2011 was 5.810%.
The term of the loan started from December 29, 2010 with maturity date on December 29, 2011. The loan was obtained by Taizhihu and pledged by its buildings and land use rights.
As of December 31, 2011, Taizihu was under the negotiation with
Agriculture Development Bank of China to extend the term of the loan.
The loan was paid off on April 18, 2012.	$2,383,260

Bank loan payable to Agriculture Development Bank of China, bearing interest at six-month to one-year prime interest rate
released by The People's Bank of China.
The actual interest rate during 2011 was 6.310%.
The term of the loan started from May 31, 2011 with maturity date on May 30, 2012. The loan was obtained by Taizhihu and
pledged by its machinery and equipment.	1,429,956

Bank loan payable to Shanxi Agriculture Rural Credit Union Co., Ltd., bearing interest at a floating rate of prime rate plus 30% of prime rate, of which prime rate was based on six-month to one-year loan interest rate released by
The People's Bank of China.
The actual interest rate during 2011 was 13.360%.
The term of the loan started from June 10, 2011 with maturity date on June 9, 2012. The loan was obtained by Taizhihu and
pledged by its buildings, machinery and equipment.	1,112,188

Bank loan payable to Agriculture Development Bank of China, bearing interest at six-month to one-year prime interest rate
released by The People's Bank of China.
The actual interest rate during 2011 was 6.56%.
The term of the loan started from November 3, 2011 with maturity date on Oct.30, 2012. The loan was obtained by Taizhihu and
pledged by the machinery and equipment of Taizhihu.	794,420

Bank loan payable to Shanxi Agriculture Rural Credit Union Co., Ltd., bearing interest at a floating rate of prime rate plus 30% of prime rate, of which prime rate was based on six-month to one-year loan interest rate released by
The People's Bank of China.
The actual interest rate during 2011 was 13.360%.
The term of the loan started from June 10, 2011 with maturity date on June 9, 2012. The loan was obtained by Taizhihu and
pledged by its buildings, machinery and equipment.	794,420

Total	$6,514,244

NOTE 10.	ACCRUED EXPENSES

Accrued expenses consisted of the following:

December 31,
2011
Accrued VAT and other taxes	$120,692
Accrued payroll	57,233
Accrued interest	42,823
Total	$220,748

NOTE 11.	INCOME TAXES

Under the Enterprise Income Tax (“EIT”) Law of the PRC, the standard EIT rate is 25%. Taizihu and Huichun are subject to PRC income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which they operate.

The provision for income taxes on income consists of the following for the year ended December 31, 2011:

For the Year Ended
December 31,
2011

Current income tax provision	587,262
Deferred income tax benefit	(85,030)
Income tax expense	502,232

The following is a reconciliation of the statutory tax rate to the effective tax rate for the year ended December 31, 2011:

For The Year Ended
December 31,2011
Expected PRC statutory income tax expense	25.0%
Increase (decrease) in taxes resulting from:
Tax-exempt income	-2.1%
Other	0.2%
Total income tax expense	23.1%

Significant components of the Company’s deferred tax assets as of December 31, 2011 are presented in the following table:

December 31,
2011
Deferred tax assets - current:
Loss on inventory value due to LCM	$14,765
Bad debt expense	12,968
Total	$27,733

Deferred tax assets - noncurrent:
Impairment of long-lived assets	$59,581
Total	$59,581

NOTE 12.	RELATED PARTY TRANSACTIONS

As of December 31, 2011, the amount of due to related parties of $21,007 represents the traveling expenses reimbursement payable to He Hao, the Company’s general manager and major shareholder.

NOTE 13.	SEGMENT REPORTING

The Company defined reportable segments according to ASC Topic 280. The three segments were identified primarily based on the structure of allocating resources and assessing performance of the group, including bean-based products division, fruit vinegars and fruit juices division, and grain beverage division. The segment reporting information for the year ended December 31, 2011 was based on these three segments.

Year Ended	Bean-based products	Fruit vinegar and juices	Grain beverage
December 31, 2011	Division	Division	Division	Total
Revenues from external customers	$6,091,153	$4,187,795	$2,833,487	$13,112,435
Intersegment revenues	-	-	-	-
Interest revenue	748	930	348	2,026
Interest expense	(366,717)	(82,897)	(170,590)	(620,204)
Net interest expense	(365,969)	(81,967)	(170,242)	(618,178)
Depreciation and amortization	297,759	106,371	297,759	701,890
Noncontrolling interest	53,692	-	116,361	170,054
Segment net profit	304,257	808,948	659,382	1,772,586

All of our revenues were generated from customers in China.  All long-lived assets are located in China.  The following tables set forth our three major customers in each segment:

For The Year Ended
Bean-based products:	December 31, 2011
Tianjin Qianna Agriculture & Sideline Products Trading Co., Ltd.	4.2%
Anhui Hualian Commercial Building Co., Ltd.	3.4%
Taiyuan Jingui Trading Co., Ltd.	3.3%
Top Three Customers as % of Total Gross Sales:	10.9%

Fruit vinegars and fruit juicies:
Houma Jingsheng Trading Co., Ltd.	3.2%
Xinjiang Kuitunjinlin Non-staple Food Wholesale Department	3.1%
Tianjin Shuntongyuan Technology Co., Ltd.	2.9%
Top Three Customers as % of Total Gross Sales	9.2%

Grain-based beverage:
Deyufarm Innovation Food (Beijing) Co., Ltd.	100%
Top Three Customers as % of Total Gross Sales	100%

NOTE 14.	CONCENTRATION OF CREDIT RISK

One customer accounted for 28.3% of the Company’s consolidated gross revenue for the year ended December 31, 2011, while no other single customer accounted for greater than 10%.

NOTE 15.	SUBSEQUENT EVENTS

On February 2, 2012, Redsun Technology (Shenzhen) Co. Limited (“Redsun”), a company organized under the laws of PRC and a wholly-owned subsidiary of Deyu Agriculture Corp., a Nevada corporation (“Deyu”) entered into a Stock Equity Transfer Agreement (the “Agreement”) whereby Redsun acquired 100% of the issued and outstanding registered share capital of the Taizihu Group. In consideration for the acquisition of Taizihu Group, Redsun paid RMB14,773,222 ($2,342,168) in cash to HE Hao, an individual, for 50% of Taizihu, RMB9,602,594 ($1,522,409) in cash to XU Qinghe, an individual, for 32.5% of Taizihu and RMB5,170,628 ($819,759) in cash to XIE Jinqing, an individual, for the remaining 17.5% of Taizihu. Immediately prior to the execution of the Agreement, Taizihu owned 85% of the issued and outstanding registered share capital of Huichun, and pursuant to the terms of the Agreement, Redsun acquired the remaining 15% of the share capital of Huichun from Beijing Kanggang Food Development Co., Ltd. for RMB5,158,556 ($817,845). The total amount of the consideration paid for the acquisition of the Taizihu Group is RMB34,705,000 ($5,502,181), and such consideration was determined pursuant to arm’s length negotiations between the parties. As a result of the acquisition, the Company now owns and controls 100% of the Taizihu Group.